EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-50051, 333-82069, 333-97569, 333-155273 and 333-167170 on Form S-8 of The Wendy’s Company, of our report dated February 29, 2012 relating to the financial statements of TIMWEN Partnership, which appears in this Annual Report on Form 10-K of The Wendy’s Company.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Canada
February 29, 2012